UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2022

SPX FLOW, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	1-37393	47-3110748
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (704) 752-4400

NOT APPLICABLE
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FLOW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company: ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Notes
This Current Report on Form 8-K is being filed in connection with the completion on April 5, 2022 (the “Closing Date”) of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 12, 2021 (the “Merger Agreement”), by and among SPX FLOW, Inc. (“FLOW” or the “Company”), LSF11 Redwood Acquisitions, LLC, a Delaware limited liability company (“Parent”), and Redwood Star Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms and conditions set forth in the Merger Agreement, on the Closing Date, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. As a result of the Merger, the Company became a wholly owned subsidiary of Parent. Parent and Merger Sub are owned and controlled by funds managed by Lone Star Fund XI, L.P. (“Lone Star”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.
Item 1.02 Termination of a Material Definitive Agreement.
Repayment of the Bank of America Credit Agreement
In connection with the completion of the Merger, on the Closing Date, FLOW repaid in full and terminated its Second Amended and Restated Credit Agreement, dated as of August 3, 2021, among FLOW, the foreign subsidiary borrowers from time to time party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date, the “Bank of America Credit Agreement”). The material terms of the Bank of America Credit Agreement are described in Note 13 to FLOW’s consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Such description is hereby incorporated by reference into this report.
Termination of Supplemental Retirement Savings Plan
In connection with the completion of the Merger, on April 4, 2022, FLOW terminated the SPX FLOW Supplemental Retirement Savings Plan, as amended through May 7, 2019 and benefits became payable.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Completion of the Merger
On the Closing Date, FLOW completed its previously announced Merger with Parent and Merger Sub. As provided in the Merger Agreement, Merger Sub was merged with and into FLOW, with FLOW surviving the Merger as a wholly owned subsidiary of Parent.
As a result of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Company Common Stock held by the Company as treasury shares, owned by Parent or Merger Sub and shares owned by stockholders of the Company who have properly demanded and perfected appraisal rights in compliance with Delaware law prior to the Effective Time) was automatically canceled and converted into the right to receive cash in an amount equal to $86.50 per share, without interest (the “Per Share Price”).
At the Effective Time, each outstanding option to purchase a share of Company Common Stock (an “Option”), whether vested or unvested, was cancelled and converted into the right to receive an amount in cash, without interest and less applicable taxes, equal to (1) the excess, if any, of the Per Share Price (less the exercise price per share attributable to such Option) multiplied by (2) the total number of shares of Company Common Stock issuable upon exercise in full of such Option.
At the Effective Time, each outstanding share of restricted stock (a “Restricted Share”), was fully vested, cancelled and converted into a right to receive an amount in cash, without interest and less applicable taxes, equal to (1) the total number of shares of Company Common Stock subject to such Restricted Share multiplied by (2) the Per Share Price.
At the Effective Time, each outstanding restricted stock unit (“Restricted Stock Unit”), whether vested or unvested, was canceled and converted into the right to receive an amount in cash, without interest and less applicable taxes, equal to (1) the total number of shares of Company Common Stock subject to such Restricted Stock Unit prior to the Effective Time multiplied by (2) the Per Share Price.

At the Effective Time, each outstanding performance-based restricted stock unit (a “PSU”) immediately prior to the Effective Time, to the extent unvested, vested in accordance with the following provisions: (i) if the applicable performance period had not been completed, the PSU vested at the target level of performance (or, with respect to the PSUs that vested on the basis of the Company’s operating income margin, at 325% of the target level of performance and with respect to the PSUs that vested on the basis of the Company’s total shareholder return and were issued in 2020 or 2021, at 200% of the target level of performance) and (ii) if the applicable performance period had been completed, the PSU vested at the actual level of performance, as determined in accordance with the terms of each outstanding award agreement. All such vested PSUs were canceled and converted into the right to receive an amount in cash, without interest and less applicable taxes, equal to (1) the total number of shares of Company Common Stock subject to such vested PSU prior to the Effective Time multiplied by (2) the Per Share Price.
The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to FLOW’s Current Report on Form 8-K filed by FLOW with the U.S. Securities and Exchange Commission (the “Commission”) on December 15, 2021, and as described in the definitive proxy statement filed by FLOW with the Commission on February 1, 2022, the terms of which are incorporated herein by reference.
The total amount of funds required to complete the Merger and related transactions and to pay related fees and expenses was approximately $4.1 billion, which was funded through a combination of cash on hand, equity contributions from funds associated with Lone Star, as well as proceeds from debt financing.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Office-Balance Sheet Arrangement.
The information set forth in the Introductory Notes and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On the Closing Date, FLOW notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger. As a result, it is expected that on the Closing Date, trading in shares of Company Common Stock on the NYSE will be suspended and the NYSE will file with the Commission an application on Form 25 to remove shares of Company Common Stock from listing on the NYSE and to deregister the Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). FLOW intends to file a certification on Form 15 requesting that the Company Common Stock be deregistered under Section 12(g) of the Exchange Act and that its reporting obligations under Section 13 and 15(d) of the Exchange Act be terminated or suspended, as applicable.
Item 3.03 Material Modification to the Rights of Security Holders.
The information set forth in the Introductory Notes and under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.01 Changes in Control of Registrant.
On the Closing Date and as a result of the Merger, a change in control of FLOW occurred and FLOW became a wholly-owned subsidiary of Parent, as described in Item 2.01 of this Current Report on Form 8-K, which Item 2.01 is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Merger, each of Robert F. Hull, Majdi B. Abulaban, Anne K. Altman, Patrick D. Campbell, Marcus G. Michael, Jonathan Pratt, Suzanne B. Rowland, David V. Singer, and Sonya M. Roberts, resigned from his or her respective position as a member of the FLOW board of directors, and any committees thereof, effective at the Effective Time. The director of Merger Sub, Rafael Colorado, became the director of FLOW, the surviving corporation, immediately following the Effective Time and will hold office until his successor is elected or appointed and qualified or until their earlier death, resignation or removal in accordance with FLOW’s, the surviving corporation, charter and bylaws.
The officers of FLOW (other than the chairman) immediately prior to the Effective Time continued as officers of FLOW, the surviving corporation, immediately following the Effective Time and are the officers of FLOW, the surviving corporation, until their successors are elected or appointed and qualified or until their earlier death, resignation or removal in accordance with FLOW’s, the surviving corporation, charter and bylaws.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Effective Time, pursuant to the Merger Agreement, the certificate of incorporation of FLOW in effect immediately prior to the Effective Time was amended and restated in its entirety and became the amended and restated certificate of incorporation of FLOW, the surviving corporation, as set forth in Exhibit 3.1 and is incorporated by reference in this Item 5.03. In addition, at the Effective Time, the amended and restated bylaws of FLOW in effect immediately prior to the Effective Time were amended and restated in their entirety and became the bylaws of FLOW, the surviving corporation, as set forth in Exhibit 3.2 and are incorporated by reference in this Item 5.03.
Item 8.01 Other Events.
On the Closing Date, FLOW issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibits 99.1.
Item 9.01.                                        Financial Statements and Exhibits.

Exhibit
Number	Description

2.1
Agreement and Plan of Merger, dated as of December 12, 2021, by and among SPX Flow, Inc., LSF11 Redwood Acquisitions, LLC and Redwood Star Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to FLOW’s Current Report on Form 8-K filed with the Commission on December 15, 2021)*.

3.1	Amended and Restated Certificate of Incorporation of SPX FLOW, Inc.
3.2	Amended and Restated Bylaws of SPX FLOW, Inc. (incorporated by reference to Exhibit 3.2 to FLOW’s Annual Report on Form 10-K filed with the Commission on February 16, 2022).
99.1	Press Release dated as of April 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, Inc.

Date: April 5, 2022	By:	/s/ Marcus G. Michael
Marcus G. Michael
President and Chief Executive Officer